EXHIBIT 99.1


AUGUST 28, 2000

              MEDAMICUS ANNOUNCES SAFETY NEEDLE LICENSING AGREEMENT

         MINNEAPOLIS--MedAmicus, Inc. (Nasdaq: MEDM) announced the signing of an agreement with Med-Design Corporation (Nasdaq: MEDC) for the right to manufacture and distribute Med-Design's center-line retractable Safety Seldinger Introducer Needle. MedAmicus will market the Safety Seldinger Needle initially to its customer base in the venous access market including pacing, port and dialysis applications, as it explores with Med-Design channels of distribution into other potential markets.

         "We are very enthusiastic about the opportunity to offer to our customers this advanced device designed to improve safety for all medical personnel," said Mark Kraus, vice president and general manager of the Company's Percutaneous Delivery Solutions division. "There are estimated to be over 1,000,000 accidental needle sticks in the U.S. each year, and with the risk of acquiring a blood borne disease such as the HIV virus, these needle sticks have received significantly greater attention. In the last several years the Federal Occupational Safety and Health Agency has become more adamant in recommending the use of safety needles for medical personnel and just recently Massachusetts became the sixteenth state to pass safety needle legislation," Kraus added.

         "Med-Design's product retracts into a protective sheath while still in the patient eliminating the possibility of a needle stick after coming in contact with a patient's blood,"Kraus continued. "It is an elegant design and one that we can manufacture and bring tomarket at an attractive cost. Our goal is to make this product accessible for all medical personnel involved in our markets through our OEM relationships with leading medical device companies."

         "We continue to explore with Med-Design other opportunities for our companies to work together. MedAmicus is committed to bring to our markets leading edge technology in access devices and this relationship with Med-Design offers a number of interesting opportunities for future collaboration," Kraus concluded.

         MedAmicus, Inc., based in Plymouth, Minnesota, is a medical products company engaged in the design, development, manufacture and marketing of medical products for the gynecology, urology and cardiology markets. Its Fiber Optic business markets LuMax(TM) fiber optic monitors and catheters for the diagnosis of incontinence and prostate conditions through a direct sales force. Its Percutaneous Delivery Solutions business markets venous vessel introducers for use in the implantation of pacemakers, defibrillators, infusion ports and dialysis catheters through value-added relationships with Medtronic, Inc. (NYSE:
MDT) and other medical device companies. MedAmicus is traded on the Nasdaq Stock Market under the symbol MEDM.

         Med-Design Corporation, based in Ventura California, has developed over 22 safety needle products that are designed to enable medical workers to efficiently perform a wide range of medical procedures at greatly reduced risk of exposure to accidental needle sticks. Its products are user-friendly, cost-effective and meet stringent user requirements while minimizing manufacturing cost. The Company's safety needle products cover applications within the important risk areas of blood collection, infusion therapy, venous and arterial insertion, and injection. Med-Design Corporation is traded on the Nasdaq Stock Market under the symbol MEDC.

         This press release contains forward-looking statements that involve risks and uncertainties. Certain important factors could cause MedAmicus' actual results to differ materially from those anticipated by some statements made herein. Among the factors that could cause results to differ materially are those discussed in our Annual Report on Form 10K and other recent filings with the Securities and Exchange Commission as well as, and without limitation: inability to manufacture safety needle at a competitive cost; inability to generate adequate sales of the safety needle; attracting and retaining key personnel; lack of market acceptance of the Company's products; introduction of competitive products; the availability of third party reimbursement; changes in government regulations; protecting the Company's intellectual property rights; exposure to product liability claims, and performance of the Company's sales representatives.


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